Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Nos. 333-258660 and 333-267272 on Form F-3 and Nos. 333-262620, 333-264578, 333-270982, and 333-281587 on Form S-8 of our report dated March 27, 2025, relating to the consolidated financial statements of IceCure Medical Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 27, 2025